Exhibit 99.2

Earnings Release and Supplemental Information Package

First Quarter 2023

amh

AMH

2

AMH
Earnings Press Release
AMH Reports First Quarter 2023 Financial and Operating Results
Early Spring Season Demonstrating Strong Demand and Leasing Environment
LAS VEGAS, May 4, 2023—AMH (NYSE: AMH) (the “Company”), a leading owner, operator and developer of single-family rental homes, today announced its financial and operating results for the quarter ended March 31, 2023.
Highlights
•Rents and other single-family property revenues increased 11.7% year-over-year to $397.7 million for the first quarter of 2023.
•Net income attributable to common shareholders totaled $117.5 million, or $0.32 per diluted share, for the first quarter of 2023, compared to $55.9 million, or $0.16 per diluted share, for the first quarter of 2022.
•Core Funds from Operations (“Core FFO”) attributable to common share and unit holders increased 8.6% year-over-year to $0.41 per FFO share and unit for the first quarter of 2023 and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders increased 7.4% year-over-year to $0.37 per FFO share and unit for the first quarter of 2023.
•Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 5.4% year-over-year for the first quarter of 2023.
•Achieved Same-Home Average Occupied Days Percentage of 97.2% in the first quarter of 2023, while generating 7.8% rate growth on new leases.
•Delivered a total of 466 high-quality and energy-efficient newly constructed homes from our AMH Development Program to our wholly-owned portfolio and unconsolidated joint ventures in the first quarter of 2023.
•Published 2022 Sustainability Report highlighting our commitment to ESG considerations as part of our strategy to deliver long-term value to our stakeholders.
“Spring leasing season is off to a strong start driven by our country’s undersupplied housing landscape and a desire for the simplified and convenient lifestyle that leasing a home with AMH can provide,” stated David Singelyn, AMH’s Chief Executive Officer. “Further, our AMH Development Program consistently delivered nearly 500 newly constructed homes this quarter, adding much needed supply to the country’s under met housing needs. Supported by our resilient resident base and flexible industry-leading balance sheet, we are on track to deliver another year of strong results and value creation for our shareholders.”
First Quarter 2023 Financial Results
Net income attributable to common shareholders totaled $117.5 million, or $0.32 per diluted share, for the first quarter of 2023, compared to $55.9 million, or $0.16 per diluted share, for the first quarter of 2022. This increase was primarily due to higher net gains on property sales as well as a larger number of occupied properties resulting from growth in the Company’s portfolio and higher rental rates.
Rents and other single-family property revenues increased 11.7% to $397.7 million for the first quarter of 2023, compared to $356.1 million for the first quarter of 2022. Revenue growth was driven by an increase in our average occupied portfolio which grew to 55,827 homes for the first quarter of 2023, compared to 53,995 homes for the first quarter of 2022, as well as higher rental rates.
Core NOI from our total portfolio increased 11.9% to $220.9 million for the first quarter of 2023, compared to $197.4 million for the first quarter of 2022. This growth was driven by a 12.7% increase in core revenues resulting from a larger number of occupied properties and higher rental rates, partially offset by a 14.1% increase in core property operating expenses.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

AMH
Earnings Press Release (continued)
For the Company’s Same-Home portfolio, core revenues increased 7.7% to $298.1 million for the first quarter of 2023, compared to $276.9 million for the first quarter of 2022, which was driven by an 8.0% increase in Average Monthly Realized Rent per property, partially offset by a 20 basis point decrease in Average Occupied Days Percentage. Core property operating expenses from Same-Home properties increased 12.2% to $103.6 million for the first quarter of 2023, compared to $92.4 million for the first quarter of 2022, primarily driven by (i) increased property tax expense from anticipated 2023 property tax assessments and timing of prior year property tax accruals and (ii) increased property management expenses primarily attributable to lower than normal staffing levels in the first quarter of 2022 leading to a subsequent increase in personnel in the second quarter of 2022 to a more stabilized level. As a result, Core NOI from Same-Home properties increased 5.4% to $194.5 million for the first quarter of 2023, compared to $184.5 million for the first quarter of 2022.
Core FFO attributable to common share and unit holders was $168.5 million, or $0.41 per FFO share and unit, for the first quarter of 2023, compared to $149.8 million, or $0.38 per FFO share and unit, for the first quarter of 2022. Adjusted FFO attributable to common share and unit holders was $153.5 million, or $0.37 per FFO share and unit, for the first quarter of 2023, compared to $138.1 million, or $0.35 per FFO share and unit, for the first quarter of 2022. These improvements were primarily attributable to a larger number of occupied properties resulting from growth in the Company’s portfolio and higher rental rates.
Portfolio
Average Occupied Days Percentage was 96.3% for the first quarter of 2023, compared to 95.8% for the fourth quarter of 2022.
Investments
As of March 31, 2023, the Company’s wholly-owned portfolio consisted of 58,639 homes, compared to 58,993 homes as of December 31, 2022, a decrease of 354 homes during the first quarter of 2023, which included 666 homes sold to third parties, partially offset by 299 newly constructed homes delivered through our AMH Development Program and 13 homes acquired through our National Builder Program. During the first quarter of 2023, we also developed an additional 167 newly constructed properties which were delivered to our unconsolidated joint ventures, aggregating to 466 total program deliveries through our AMH Development Program. As of March 31, 2023, the Company had 903 properties held for sale and 2,688 properties held in unconsolidated joint ventures.
Capital Activities, Balance Sheet and Liquidity
In January 2023, the Company issued and physically settled the remaining 8,000,000 Class A common shares available under the January 2022 forward sale agreements, receiving net proceeds of $298.4 million, which was used to pay down the Company’s outstanding borrowings on its revolving credit facility at that time as well as for general corporate purposes.
As of March 31, 2023, the Company had cash and cash equivalents of $255.6 million and had total outstanding debt of $4.4 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.0% and a weighted-average term to maturity of 12.1 years. The Company had no outstanding borrowings on its $1.25 billion revolving credit facility. Additionally, the Company has no debt maturities, other than recurring principal amortization, until the fourth quarter of 2024. During the first quarter of 2023, the Company generated $62.2 million of Retained Cash Flow and sold 666 properties generating $184.3 million of net proceeds.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

AMH
Earnings Press Release (continued)
Sustainability Update
The Company published its fifth annual Sustainability Report highlighting its commitment to Environmental, Social, and Governance (“ESG”) considerations as part of its strategy to deliver long-term value to its stakeholders. The report provides transparency on the Company’s ESG performance and priorities with notable highlights including implementation of an Environmental Management System, expanded Greenhouse Gas Inventory, launch of six Employee Resource Groups, improvements to the customer experience, and giving back to the community through charitable donations and employee engagement. The full report can be downloaded on the Company’s website at www.amh.com, under “Investor relations.”

2023 Guidance
Set forth below are the Company’s current expectations with respect to full year 2023 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2023 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated joint ventures, (ii) acquisition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2023 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.
Guidance Summary
As the Company’s heaviest spring leasing season is still ahead, no changes have been made to previous Full Year 2023 guidance ranges.

Full Year 2023 (Unchanged)
Core FFO attributable to common share and unit holders	$1.58 - $1.64
Core FFO attributable to common share and unit holders growth	2.5% - 6.5%

Same-Home
Core revenues growth	5.00% - 7.00%
Core property operating expenses growth	8.75% - 10.75%
Core NOI growth	3.00% - 5.00%

Full Year 2023 (Unchanged)
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,775 - 1,925	$600 - $700 million
Wholly owned land and development pipeline	—	$100 - $150 million
Pro rata share of JV and Property Enhancing Capex	—	$100 - $150 million
Total capital investment (wholly owned and pro rata JV)	1,775 - 1,925	$0.8 - $1.0 billion
Total gross capital investment (JVs at 100%)	2,200 - 2,400	$1.0 - $1.2 billion
Additional Information
A copy of the Company’s First Quarter 2023 Earnings Release and Supplemental Information Package and this press release are available on our website at www.amh.com, under “Investor relations.” This information has also been furnished to the SEC in a current report on Form 8-K.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

AMH
Earnings Press Release (continued)

Conference Call
A conference call is scheduled on Friday, May 5, 2023 at 12:00 p.m. Eastern Time to discuss the Company’s financial results for the quarter ended March 31, 2023 and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.amh.com, under “Investor relations.” A replay of the conference call may be accessed through Friday, May 19, 2023 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13737880#, or by using the link at www.amh.com, under “Investor relations.”
About AMH
American Homes 4 Rent (NYSE: AMH), which does business as AMH, is a leading single-family property owner, leasing operator and build-to-rent developer. We’re an internally managed Maryland real estate investment trust (REIT) focused on acquiring, developing, renovating, leasing and managing homes as rental properties. Our goal is to simplify the experience of leasing a home and deliver peace of mind to households across the country.
In recent years, we’ve been named one of Fortune’s 2022 Best Workplaces in Real Estate™, a 2023 Great Place to Work®, a 2022 Top U.S. Homebuilder by Builder100, one of America’s Most Responsible Companies 2023 and America’s Most Trustworthy Companies 2023 by Newsweek and Statista Inc., and a Top ESG Regional Performer by Sustainalytics. As of March 31, 2023, we owned nearly 59,000 single-family properties in the Southeast, Midwest, Southwest and Mountain West regions of the United States. Additional information about AMH is available on our website at www.amh.com.
AMH refers to one or more of American Homes 4 Rent, American Homes 4 Rent, L.P., and their subsidiaries and joint ventures. In certain states, we operate under AMH Living or American Homes 4 Rent. Please see www.amh.com/dba to learn more.
Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our 2023 Guidance, our belief that our acquisition and homebuilding programs will result in continued growth and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

AMH
Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2023	2022
Operating Data
Net income attributable to common shareholders	$117,465	$55,939
Core revenues	$342,308	$303,833
Core NOI	$220,901	$197,427
Core NOI margin	64.5%	65.0%
Fully Adjusted EBITDAre	$197,033	$174,410
Fully Adjusted EBITDAre Margin	57.0%	56.9%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.38	$0.35
Core FFO attributable to common share and unit holders	$0.41	$0.38
Adjusted FFO attributable to common share and unit holders	$0.37	$0.35

	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$9,917,123	$9,938,672	$9,905,410	$9,837,281	$9,558,186
Total assets	$12,420,013	$12,175,059	$12,098,842	$11,854,752	$11,441,385
Outstanding borrowings under revolving credit facility	$—	$130,000	$—	$—	$410,000
Total Debt	$4,444,863	$4,581,628	$4,457,326	$4,462,933	$3,978,305
Total Capitalization	$17,668,693	$17,015,130	$17,969,520	$18,858,604	$20,361,492
Total Debt to Total Capitalization	25.2%	26.9%	24.8%	23.7%	19.5%
Net Debt and Preferred Shares to Adjusted EBITDAre	5.4 x	6.0 x	5.9 x	6.2 x	6.0 x
NYSE AMH Class A common share closing price	$31.45	$30.14	$32.81	$35.44	$40.03

Portfolio Data - end of period
Occupied single-family properties	56,049	55,605	55,421	55,220	54,352
Single-family properties leased, not yet occupied	412	243	374	595	481
Single-family properties in turnover process	1,041	1,554	1,577	1,077	1,054
Single-family properties recently renovated or developed	234	464	383	385	378
Single-family properties newly acquired and under renovation	—	12	149	483	864
Total single-family properties, excluding properties held for sale	57,736	57,878	57,904	57,760	57,129
Single-family properties held for sale	903	1,115	1,057	955	855
Total single-family properties wholly owned	58,639	58,993	58,961	58,715	57,984
Single-family properties managed under joint ventures	2,688	2,540	2,271	2,046	1,849
Total single-family properties wholly owned and managed	61,327	61,533	61,232	60,761	59,833
Total Average Occupied Days Percentage (1)	96.3%	95.8%	95.7%	96.0%	96.2%
Same-Home Average Occupied Days Percentage (50,381 properties)	97.2%	96.9%	97.1%	97.3%	97.4%

Other Data
Distributions declared per common share	$0.22	$0.18	$0.18	$0.18	$0.18
Distributions declared per Series F perpetual preferred share (2)	$—	$—	$—	$0.14	$0.37
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share	$0.39	$0.39	$0.39	$0.39	$0.39
(1)Calculated based on total single-family properties wholly owned, excluding properties held for sale.
(2)The 5.875% Series F perpetual preferred shares were redeemed on May 5, 2022 and the distributions for the three months ended June 30, 2022 represent the accrued and unpaid dividends paid to shareholders as part of the redemption.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

AMH
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2023	2022
Rents and other single-family property revenues	$397,703	$356,105

Expenses:
Property operating expenses	147,068	133,643
Property management expenses	30,800	26,034
General and administrative expense	17,855	17,282
Interest expense	35,882	27,567
Acquisition and other transaction costs	5,076	5,974
Depreciation and amortization	112,717	99,954
Total expenses	349,398	310,454

Gain on sale and impairment of single-family properties and other, net	84,659	22,044
Other income and expense, net	4,735	2,319

Net income	137,699	70,014

Noncontrolling interest	16,748	8,312
Dividends on preferred shares	3,486	5,763

Net income attributable to common shareholders	$117,465	$55,939

Weighted-average common shares outstanding:
Basic	360,353,124	345,742,526
Diluted	360,674,370	346,480,823

Net income attributable to common shareholders per share:
Basic	$0.33	$0.16
Diluted	$0.32	$0.16

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

AMH
Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2023	2022
Net income attributable to common shareholders	$117,465	$55,939
Adjustments:
Noncontrolling interests in the Operating Partnership	16,748	8,312
Gain on sale and impairment of single-family properties and other, net	(84,659)	(22,044)
Adjustments for unconsolidated joint ventures	510	(371)
Depreciation and amortization	112,717	99,954
Less: depreciation and amortization of non-real estate assets	(4,177)	(2,992)
FFO attributable to common share and unit holders	$158,604	$138,798
Adjustments:
Acquisition, other transaction costs and other	5,076	5,974
Noncash share-based compensation - general and administrative	3,743	4,030
Noncash share-based compensation - property management	1,066	999
Core FFO attributable to common share and unit holders	$168,489	$149,801
Recurring Capital Expenditures	(14,193)	(11,178)
Leasing costs	(808)	(535)
Adjusted FFO attributable to common share and unit holders	$153,488	$138,088

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.38	$0.35
Core FFO attributable to common share and unit holders	$0.41	$0.38
Adjusted FFO attributable to common share and unit holders	$0.37	$0.35

Weighted-average FFO shares and units:
Common shares outstanding	360,353,124	345,742,526
Share-based compensation plan and forward sale equity contracts (1)	689,437	1,162,605
Operating partnership units	51,376,980	51,376,980
Total weighted-average FFO shares and units	412,419,541	398,282,111
(1)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options and the dilutive effect of forward sale equity contracts under the treasury stock method.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

AMH
Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Mar 31,
	2023	2022
Rents from single-family properties	$340,214	$301,665
Fees from single-family properties	7,440	6,087
Bad debt	(5,346)	(3,919)
Core revenues	342,308	303,833

Property tax expense	59,885	51,942
HOA fees, net (1)	5,981	5,408
R&M and turnover costs, net (1)	23,616	22,003
Insurance	3,931	3,373
Property management expenses, net (2)	27,994	23,680
Core property operating expenses	121,407	106,406

Core NOI	$220,901	$197,427
Core NOI margin	64.5%	65.0%

	For the Three Months Ended Mar 31, 2023
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (3)	Held for Sale Properties	Total Single-Family Properties Wholly Owned
Property count	50,381	4,144	3,211	903	58,639
Average Occupied Days Percentage	97.2%	96.4%	80.5%	60.9%	95.7%

Rents from single-family properties	$295,830	$26,410	$14,568	$3,406	$340,214
Fees from single-family properties	6,314	556	454	116	7,440
Bad debt	(3,999)	(345)	(196)	(806)	(5,346)
Core revenues	298,145	26,621	14,826	2,716	342,308

Property tax expense	51,890	4,066	2,789	1,140	59,885
HOA fees, net (1)	5,152	451	343	35	5,981
R&M and turnover costs, net (1)	19,830	1,346	1,761	679	23,616
Insurance	3,428	256	186	61	3,931
Property management expenses, net (2)	23,321	1,918	2,363	392	27,994
Core property operating expenses	103,621	8,037	7,442	2,307	121,407

Core NOI	$194,524	$18,584	$7,384	$409	$220,901
Core NOI margin	65.2%	69.8%	49.8%	15.1%	64.5%
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(3)Includes 1,637 recently renovated or developed properties that do not meet the definition of Stabilized Property at the start of the quarter and 1,574 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions, such as the ARPI merger) or properties currently out of service due to a casualty loss.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

AMH
Same-Home Results – Quarterly Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2023	2022	Change
Number of Same-Home properties	50,381	50,381
Average Occupied Days Percentage	97.2%	97.4%	(0.2)%
Average Monthly Realized Rent per property	$2,014	$1,865	8.0%
Turnover Rate	6.4%	6.2%	0.2%
Turnover Rate - TTM	28.2%	N/A

Core NOI:
Rents from single-family properties	$295,830	$274,474	7.8%
Fees from single-family properties	6,314	5,241	20.5%
Bad debt	(3,999)	(2,822)	41.7%
Core revenues	298,145	276,893	7.7%

Property tax expense	51,890	46,189	12.3%
HOA fees, net (1)	5,152	4,812	7.1%
R&M and turnover costs, net (1)	19,830	18,419	7.7%
Insurance	3,428	3,011	13.8%
Property management expenses, net (2)	23,321	19,921	17.1%
Core property operating expenses	103,621	92,352	12.2%

Core NOI	$194,524	$184,541	5.4%
Core NOI margin	65.2%	66.6%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$12,739	$10,434	22.1%

Per property:
Average Recurring Capital Expenditures	$253	$207	22.1%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$646	$573	12.7%

Property Enhancing Capex	$14,111	$10,700
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

AMH
Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Average Occupied Days Percentage	97.2%	96.9%	97.1%	97.3%	97.4%
Average Monthly Realized Rent per property	$2,014	$1,991	$1,954	$1,911	$1,865

Average Change in Rent for Renewals	6.8%	7.9%	8.3%	7.5%	7.5%
Average Change in Rent for Re-Leases	7.8%	8.3%	12.3%	13.9%	12.1%
Average Blended Change in Rent	7.1%	8.0%	9.5%	9.3%	8.8%

Core NOI:
Rents from single-family properties	$295,830	$291,690	$286,758	$281,022	$274,474
Fees from single-family properties	6,314	5,930	5,995	5,767	5,241
Bad debt	(3,999)	(3,646)	(2,850)	(2,251)	(2,822)
Core revenues	298,145	293,974	289,903	284,538	276,893

Property tax expense	51,890	52,704	46,507	46,493	46,189
HOA fees, net (1)	5,152	5,258	5,555	5,325	4,812
R&M and turnover costs, net (1)	19,830	19,803	24,388	22,037	18,419
Insurance	3,428	3,161	3,158	3,132	3,011
Property management expenses, net (2)	23,321	21,166	22,496	22,105	19,921
Core property operating expenses	103,621	102,092	102,104	99,092	92,352

Core NOI	$194,524	$191,882	$187,799	$185,446	$184,541
Core NOI margin	65.2%	65.3%	64.8%	65.2%	66.6%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$12,739	$13,748	$19,587	$14,301	$10,434

Per property:
Average Recurring Capital Expenditures	$253	$273	$389	$284	$207
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$646	$666	$873	$721	$573

Property Enhancing Capex	$14,111	$13,077	$16,870	$16,357	$10,700
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

AMH
Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 1Q23 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Atlanta, GA	4,779	$199,874	9.2%	9.2%	9.8%	9.4%
Dallas-Fort Worth, TX	3,887	171,666	6.7%	6.2%	7.9%	6.5%
Charlotte, NC	3,654	205,646	7.7%	6.2%	9.7%	7.2%
Phoenix, AZ	2,794	190,435	6.3%	7.1%	6.3%	6.9%
Nashville, TN	2,788	229,223	6.7%	8.5%	8.8%	8.6%
Indianapolis, IN	2,669	162,706	4.0%	4.9%	4.7%	4.8%
Jacksonville, FL	2,532	194,009	4.8%	6.1%	6.5%	6.2%
Tampa, FL	2,490	211,398	5.0%	8.2%	10.9%	8.9%
Houston, TX	2,293	171,515	3.6%	4.6%	6.3%	4.9%
Raleigh, NC	2,033	193,396	4.0%	7.2%	8.1%	7.4%
Columbus, OH	2,008	182,775	3.9%	6.9%	5.5%	6.5%
Cincinnati, OH	1,942	184,979	3.9%	6.0%	6.7%	6.2%
Orlando, FL	1,649	194,555	3.1%	8.1%	13.2%	9.5%
Salt Lake City, UT	1,617	273,015	4.2%	5.5%	6.6%	5.9%
Greater Chicago area, IL and IN	1,566	188,910	2.9%	5.7%	7.1%	6.0%
Charleston, SC	1,298	215,772	2.8%	6.2%	9.0%	7.2%
Las Vegas, NV	1,244	214,398	2.7%	6.3%	6.8%	6.4%
San Antonio, TX	1,123	183,552	1.8%	4.7%	3.1%	4.2%
Savannah/Hilton Head, SC	900	187,019	1.8%	8.0%	11.8%	9.1%
Seattle, WA	891	290,567	2.2%	7.8%	6.0%	7.2%
All Other (2)	6,224	201,814	12.7%	6.5%	6.7%	6.6%
Total/Average	50,381	$198,566	100.0%	6.8%	7.8%	7.1%

	Average Occupied Days Percentage			Average Monthly Realized Rent per Property
	1Q23 QTD	1Q22 QTD	Change	1Q23 QTD	1Q22 QTD	Change
Atlanta, GA	97.2%	97.4%	(0.2)%	$2,034	$1,864	9.1%
Dallas-Fort Worth, TX	97.7%	97.5%	0.2%	2,096	1,957	7.1%
Charlotte, NC	97.2%	97.3%	(0.1)%	1,943	1,815	7.1%
Phoenix, AZ	96.9%	97.3%	(0.4)%	1,970	1,792	9.9%
Nashville, TN	96.8%	98.4%	(1.6)%	2,129	1,952	9.1%
Indianapolis, IN	96.6%	96.8%	(0.2)%	1,714	1,612	6.3%
Jacksonville, FL	97.7%	97.8%	(0.1)%	1,987	1,836	8.2%
Tampa, FL	97.9%	98.2%	(0.3)%	2,159	1,947	10.9%
Houston, TX	97.9%	97.9%	—%	1,904	1,808	5.3%
Raleigh, NC	96.7%	96.3%	0.4%	1,855	1,716	8.1%
Columbus, OH	96.5%	96.1%	0.4%	1,974	1,863	6.0%
Cincinnati, OH	97.0%	96.9%	0.1%	1,940	1,811	7.1%
Orlando, FL	97.4%	98.6%	(1.2)%	2,098	1,902	10.3%
Salt Lake City, UT	97.0%	97.6%	(0.6)%	2,220	2,051	8.2%
Greater Chicago area, IL and IN	97.9%	97.9%	—%	2,216	2,059	7.6%
Charleston, SC	97.9%	95.1%	2.8%	2,080	1,939	7.3%
Las Vegas, NV	97.1%	97.6%	(0.5)%	2,044	1,887	8.3%
San Antonio, TX	96.0%	96.5%	(0.5)%	1,855	1,764	5.2%
Savannah/Hilton Head, SC	98.6%	96.9%	1.7%	1,949	1,780	9.5%
Seattle, WA	96.7%	97.5%	(0.8)%	2,487	2,275	9.3%
All Other (2)	96.8%	97.4%	(0.6)%	1,990	1,850	7.6%
Total/Average	97.2%	97.4%	(0.2)%	$2,014	$1,865	8.0%
(1)Reflected for the three months ended March 31, 2023.
(2)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

AMH
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Mar 31, 2023	Dec 31, 2022
	(Unaudited)
Assets
Single-family properties:
Land	$2,193,499	$2,197,233
Buildings and improvements	10,186,856	10,127,891
Single-family properties in operation	12,380,355	12,325,124
Less: accumulated depreciation	(2,463,232)	(2,386,452)
Single-family properties in operation, net	9,917,123	9,938,672
Single-family properties under development and development land	1,279,089	1,187,221
Single-family properties and land held for sale, net	171,448	198,716
Total real estate assets, net	11,367,660	11,324,609
Cash and cash equivalents	255,559	69,155
Restricted cash	153,256	148,805
Rent and other receivables	49,424	47,752
Escrow deposits, prepaid expenses and other assets	339,502	331,446
Investments in unconsolidated joint ventures	108,667	107,347
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$12,420,013	$12,175,059

Liabilities
Revolving credit facility	$—	$130,000
Asset-backed securitizations, net	1,885,322	1,890,842
Unsecured senior notes, net	2,496,423	2,495,156
Accounts payable and accrued expenses	520,364	484,403
Total liabilities	4,902,109	5,000,401

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	3,611	3,529
Class B common shares	6	6
Preferred shares	92	92
Additional paid-in capital	7,232,191	6,931,819
Accumulated deficit	(403,303)	(440,791)
Accumulated other comprehensive income	1,212	1,332
Total shareholders’ equity	6,833,809	6,495,987
Noncontrolling interest	684,095	678,671
Total equity	7,517,904	7,174,658

Total liabilities and equity	$12,420,013	$12,175,059

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

AMH
Debt Summary as of March 31, 2023
(Amounts in thousands)
(Unaudited)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$—	$—	—%	5.76%	3.0
Total floating rate debt	—	—	—	—%	5.76%	3.0

Fixed rate debt:
AMH 2014-SFR2 securitization	465,963	—	465,963	10.5%	4.42%	1.5
AMH 2014-SFR3 securitization	481,518	—	481,518	10.8%	4.40%	1.7
AMH 2015-SFR1 securitization	507,148	—	507,148	11.4%	4.14%	22.0
AMH 2015-SFR2 securitization	440,234	—	440,234	9.9%	4.36%	22.5
2028 unsecured senior notes	—	500,000	500,000	11.3%	4.08%	4.9
2029 unsecured senior notes	—	400,000	400,000	9.0%	4.90%	5.9
2031 unsecured senior notes	—	450,000	450,000	10.1%	2.46%	8.3
2032 unsecured senior notes	—	600,000	600,000	13.6%	3.63%	9.0
2051 unsecured senior notes	—	300,000	300,000	6.7%	3.38%	28.3
2052 unsecured senior notes	—	300,000	300,000	6.7%	4.30%	29.1
Total fixed rate debt	1,894,863	2,550,000	4,444,863	100.0%	4.00%	12.1

Total Debt	$1,894,863	$2,550,000	4,444,863	100.0%	4.00%	12.1

Unamortized discounts and loan costs			(63,118)
Total debt per balance sheet			$4,381,745

Maturity Schedule by Year (2)	Total Debt	% of Total
Remaining 2023	$15,536	0.3%
2024	949,974	21.5%
2025	10,302	0.2%
2026	10,302	0.2%
2027	10,302	0.2%
Thereafter	3,448,447	77.6%
Total	$4,444,863	100.0%
(1)Interest rates are as of March 31, 2023 and reflect the effect of any hedging instruments, as applicable.
(2)Years to maturity and maturity schedule reflect all debt on a fully extended basis.
(3)The interest rate shown above reflects the Company’s LIBOR-based borrowing rate, based on 1-month LIBOR and applicable margin of 0.90% as of period end.

Interest Expense Reconciliation

	For the Three Months Ended Mar 31,
(Amounts in thousands)	2023	2022
Interest expense per income statement and included in Core FFO attributable to common share and unit holders	$35,882	$27,567
Less: amortization of discounts, loan costs and cash flow hedges	(3,043)	(2,453)
Add: capitalized interest	13,088	12,894
Cash interest	$45,927	$38,008

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

AMH
Capital Structure and Credit Metrics as of March 31, 2023
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization
Total Debt		$4,444,863	25.2%

Total preferred shares		230,000	1.3%

Common equity at market value:
Common shares outstanding	361,781,367
Operating partnership units	51,376,980
Total shares and units	413,158,347
NYSE AMH Class A common share closing price at March 31, 2023	$31.45
Market value of common shares and operating partnership units		12,993,830	73.5%

Total Capitalization		$17,668,693	100.0%

Preferred Shares	Earliest Redemption Date	Outstanding Shares			Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	$115,000	$1.469	$6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		9,200,000		$230,000		$13,944

Credit Ratios		Credit Ratings
Net Debt and Preferred Shares to Adjusted EBITDAre	5.4 x	Rating Agency	Rating	Outlook
Fixed Charge Coverage	4.1 x	Moody's Investor Service	Baa3	Positive
Unencumbered Core NOI percentage	70.4%	S&P Global Ratings	BBB	Stable

Unsecured Senior Notes Covenant Ratios	Requirement		Actual
Ratio of Indebtedness to Total Assets	<	60.0%	30.3%
Ratio of Secured Debt to Total Assets	<	40.0%	12.9%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	448.3%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.29 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual
Ratio of Total Indebtedness to Total Asset Value	<	60.0%	28.7%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	11.9%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	26.1%
Ratio of EBITDA to Fixed Charges	>	1.50 x	3.63 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	6.19 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

AMH
Top 20 Markets Summary as of March 31, 2023
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	5,770	10.0%	$217,811	2,167	17.2
Dallas-Fort Worth, TX	4,162	7.2%	174,462	2,103	18.8
Charlotte, NC	3,988	6.9%	213,706	2,107	17.5
Phoenix, AZ	3,387	5.9%	209,898	1,839	18.8
Nashville, TN	3,240	5.6%	240,824	2,112	15.8
Jacksonville, FL	2,923	5.1%	210,110	1,930	14.5
Indianapolis, IN	2,880	5.0%	172,196	1,928	20.2
Tampa, FL	2,746	4.8%	222,399	1,939	15.5
Houston, TX	2,548	4.4%	176,401	2,090	17.3
Raleigh, NC	2,183	3.8%	197,846	1,889	17.1
Cincinnati, OH	2,126	3.7%	194,752	1,843	20.2
Columbus, OH	2,108	3.7%	188,816	1,869	20.8
Las Vegas, NV	1,927	3.3%	271,349	1,917	12.7
Salt Lake City, UT	1,904	3.3%	302,233	2,243	16.5
Orlando, FL	1,887	3.3%	206,036	1,901	19.1
Greater Chicago area, IL and IN	1,586	2.7%	189,106	1,867	21.6
Charleston, SC	1,521	2.6%	227,221	1,963	12.4
San Antonio, TX	1,299	2.2%	195,659	1,927	14.4
Seattle, WA	1,140	2.0%	324,506	1,995	13.3
Savannah/Hilton Head, SC	1,042	1.8%	208,192	1,889	14.5
All Other (3)	7,369	12.7%	226,090	1,903	17.0
Total/Average	57,736	100.0%	$214,430	1,989	17.2
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per Property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	96.3%	$2,044	9.1%	9.9%	9.3%
Dallas-Fort Worth, TX	97.3%	2,096	6.2%	8.1%	6.6%
Charlotte, NC	96.5%	1,951	6.1%	9.5%	7.1%
Phoenix, AZ	96.2%	1,964	7.5%	6.7%	7.3%
Nashville, TN	95.7%	2,133	8.3%	8.9%	8.5%
Jacksonville, FL	97.0%	2,006	6.1%	6.2%	6.2%
Indianapolis, IN	96.3%	1,722	4.8%	4.7%	4.8%
Tampa, FL	97.6%	2,170	8.2%	10.4%	8.8%
Houston, TX	97.4%	1,906	4.6%	6.2%	4.9%
Raleigh, NC	95.5%	1,860	7.1%	8.2%	7.4%
Cincinnati, OH	96.9%	1,941	6.0%	6.7%	6.2%
Columbus, OH	96.5%	1,978	6.9%	5.4%	6.5%
Las Vegas, NV	92.2%	2,094	6.0%	5.1%	5.8%
Salt Lake City, UT	96.5%	2,275	5.5%	6.4%	5.8%
Orlando, FL	96.3%	2,104	8.1%	12.3%	9.3%
Greater Chicago area, IL and IN	97.7%	2,218	5.6%	7.3%	6.1%
Charleston, SC	97.2%	2,090	6.7%	8.8%	7.5%
San Antonio, TX	94.7%	1,864	4.7%	3.0%	4.2%
Seattle, WA	95.5%	2,509	7.9%	6.1%	7.5%
Savannah/Hilton Head, SC	98.2%	1,971	8.0%	12.5%	9.3%
All Other (3)	95.2%	2,007	6.6%	6.4%	6.5%
Total/Average	96.3%	$2,027	6.8%	7.7%	7.1%
(1)Property and leasing information based on total single-family properties wholly owned, excluding properties held for sale.
(2)Reflected for the three months ended March 31, 2023.
(3)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

AMH
Property Additions

	1Q23 Additions
Market	Number of Properties	Average Total Investment Cost
Las Vegas, NV	81	$361,358
Boise, ID	55	376,227
Charlotte, NC	37	389,386
Jacksonville, FL	33	304,950
Orlando, FL	32	339,926
Tampa, FL	28	340,450
Atlanta, GA	23	332,598
Raleigh, NC	13	238,853
Nashville, TN	9	369,414
Colorado Springs, CO	1	502,000
Total/Average	312	$350,721

Property Dispositions

	Mar 31, 2023 Single-Family Properties Held for Sale	1Q23 Dispositions
Market		Number of Properties	Average Net Proceeds per Property
Houston, TX	170	172	$224,557
Inland Empire, CA	121	24	433,360
Greater Chicago area, IL and IN	92	46	225,628
Dallas-Fort Worth, TX	81	78	277,175
Atlanta, GA	57	46	265,623
Austin, TX	37	15	288,797
Indianapolis, IN	36	33	239,709
San Antonio, TX	35	14	212,185
Bay Area, CA	35	12	492,713
Phoenix, AZ	32	39	324,694
Charlotte, NC	28	28	277,763
Central Valley, CA	24	8	331,228
Nashville, TN	22	14	298,608
Tampa, FL	20	11	368,729
Charleston, SC	20	7	301,089
Orlando, FL	15	14	307,238
Las Vegas, NV	12	10	375,992
Milwaukee, WI	9	7	329,768
Miami, FL	8	4	346,761
Jacksonville, FL	8	7	329,905
All Other (1)	41	77	291,754
Total/Average	903	666	$276,776
(1)Represents 16 markets in 11 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

AMH
AMH Development Pipeline Summary as of March 31, 2023

	YTD 1Q23 Deliveries			Mar 31, 2023 Lots for Future Delivery (1)
Market	Number of Properties	Average Total Investment Cost	Average Monthly Rent
Las Vegas, NV	81	$361,000	$2,390	1,502
Tampa, FL	73	342,000	2,490	786
Boise, ID	55	376,000	2,240	395
Charlotte, NC	53	389,000	2,380	583
Jacksonville, FL	47	324,000	2,170	871
Orlando, FL	46	355,000	2,450	1,174
Atlanta, GA	41	345,000	2,370	891
Salt Lake City, UT	18	473,000	2,720	220
Raleigh, NC	14	406,000	2,370	3
Denver, CO	12	628,000	3,550	548
Nashville, TN	9	369,000	2,440	489
Charleston, SC	9	500,000	3,300	920
Seattle, WA	8	496,000	2,970	284
Phoenix, AZ	—	—	—	1,634
Columbus, OH	—	—	—	600
Total/Average	466	$375,000	$2,440	10,900
Lots optioned				3,330
Total lots owned and optioned				14,230

Estimated Delivery Timing

	Dec 31, 2022 Lots for Future Delivery (1)	YTD 1Q23 Lots Added (3)	YTD 1Q23 Deliveries	Full Year Estimated 2023 Deliveries (4)	Deliveries Thereafter (4)
Wholly-owned development pipeline (2)	13,764	128	299	1,775 - 1,925	12,042
Joint venture development pipeline (2)(5)	743	61	167	425 - 475	354
Total development pipeline	14,507	189	466	2,200 - 2,400	12,396
(1)Lots controlled in escrow are not included.
(2)Reflects land pipeline and delivery timeline for projects that are intended either for the Company’s wholly-owned or joint venture portfolios.
(3)Represents lots acquired and optioned.
(4)Reflects the Company’s latest development program estimates as of May 4, 2023.
(5)Represents two unconsolidated joint ventures for each of which the Company holds a 20% interest.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

AMH
Lease Expirations

	MTM	2Q23	3Q23	4Q23	1Q24	Thereafter
Lease expirations	3,366	13,372	12,815	9,738	12,320	4,850

Share Repurchase / ATM Share Issuance History
(Amounts in thousands, except share and per share data)

	Share Repurchases			ATM Share Issuances
Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share
2018	1,804,163	$34,933	$19.36	—	$—	$—
2019	—	—	—	—	—	—
2020	—	—	—	86,130	2,414	28.03
2021	—	—	—	1,749,286	72,344	41.36
2022	—	—	—	—	—	—
1Q23	—	—	—	—	—	—
Total	1,804,163	34,933	$19.36	1,835,416	74,758	$40.73
	Remaining authorization:	$265,067		Remaining authorization:	$425,242

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

AMH
2023 Guidance
Set forth below are the Company’s current expectations with respect to full year 2023 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2023 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated joint ventures, (ii) acquisition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2023 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.
Guidance Summary
As the Company’s heaviest spring leasing season is still ahead, no changes have been made to previous Full Year 2023 guidance ranges.

Full Year 2023 (Unchanged)
Core FFO attributable to common share and unit holders	$1.58 - $1.64
Core FFO attributable to common share and unit holders growth	2.5% - 6.5%

Same-Home
Core revenues growth	5.00% - 7.00%
Core property operating expenses growth	8.75% - 10.75%
Core NOI growth	3.00% - 5.00%

Full Year 2023 (Unchanged)
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,775 - 1,925	$600 - $700 million
Wholly owned land and development pipeline	—	$100 - $150 million
Pro rata share of JV and Property Enhancing Capex	—	$100 - $150 million
Total capital investment (wholly owned and pro rata JV)	1,775 - 1,925	$0.8 - $1.0 billion
Total gross capital investment (JVs at 100%)	2,200 - 2,400	$1.0 - $1.2 billion

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

AMH
Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long-term previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e., rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale except where presented for Total Single-Family Properties Wholly Owned in Core Net Operating Income – Total Portfolio.

Average Total Investment Cost
Reflects on a per property basis, depending on the property addition channel, (i) Estimated Total Investment Cost of traditional channel acquisitions, (ii) purchase price, including closing costs, or total internal development costs of newly constructed homes, or (iii) total purchase price, including historic pro rata investment cost of properties acquired through bulk or joint venture portfolio acquisitions.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and other single-family property revenues, excluding expenses reimbursed by tenant charge-backs, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) gain or loss on early extinguishment of debt, (2) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (3) gains and losses from sales or impairments of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, and (9) other income and expense, net. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs.

22

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Core NOI and Same-Home Core NOI should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI and Same-Home Core NOI to their respective GAAP metrics for the three months ended March 31, 2023 and 2022 (amounts in thousands):

	For the Three Months Ended Mar 31,
	2023	2022
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$397,703	$356,105
Tenant charge-backs	(55,395)	(52,272)
Core revenues	342,308	303,833
Less: Non-Same-Home core revenues	44,163	26,940
Same-Home core revenues	$298,145	$276,893

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$147,068	$133,643
Property management expenses	30,800	26,034
Noncash share-based compensation - property management	(1,066)	(999)
Expenses reimbursed by tenant charge-backs	(55,395)	(52,272)
Core property operating expenses	121,407	106,406
Less: Non-Same-Home core property operating expenses	17,786	14,054
Same-Home core property operating expenses	$103,621	$92,352

Core NOI and Same-Home Core NOI
Net income	$137,699	$70,014
Gain on sale and impairment of single-family properties and other, net	(84,659)	(22,044)
Depreciation and amortization	112,717	99,954
Acquisition and other transaction costs	5,076	5,974
Noncash share-based compensation - property management	1,066	999
Interest expense	35,882	27,567
General and administrative expense	17,855	17,282
Other income and expense, net	(4,735)	(2,319)
Core NOI	220,901	197,427
Less: Non-Same-Home Core NOI	26,377	12,886
Same-Home Core NOI	$194,524	$184,541

23

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$397,703	$380,926	$391,627	$361,876	$356,105
Tenant charge-backs	(55,395)	(45,183)	(62,014)	(43,137)	(52,272)
Core revenues	342,308	335,743	329,613	318,739	303,833
Less: Non-Same-Home core revenues	44,163	41,769	39,710	34,201	26,940
Same-Home core revenues	$298,145	$293,974	$289,903	$284,538	$276,893

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$147,068	$137,113	$152,065	$129,270	$133,643
Property management expenses	30,800	28,157	29,739	28,768	26,034
Noncash share-based compensation - property management	(1,066)	(715)	(1,015)	(1,132)	(999)
Expenses reimbursed by tenant charge-backs	(55,395)	(45,183)	(62,014)	(43,137)	(52,272)
Core property operating expenses	121,407	119,372	118,775	113,769	106,406
Less: Non-Same-Home core property operating expenses	17,786	17,280	16,671	14,677	14,054
Same-Home core property operating expenses	$103,621	$102,092	$102,104	$99,092	$92,352

Core NOI and Same-Home Core NOI
Net income	$137,699	$103,791	$61,665	$74,555	$70,014
Hurricane-related charges, net	—	—	6,133	—	—
Gain on sale and impairment of single-family properties and other, net	(84,659)	(57,407)	(24,197)	(32,811)	(22,044)
Depreciation and amortization	112,717	112,843	109,319	104,415	99,954
Acquisition and other transaction costs	5,076	5,338	4,482	7,658	5,974
Noncash share-based compensation - property management	1,066	715	1,015	1,132	999
Interest expense	35,882	36,249	36,254	34,801	27,567
General and administrative expense	17,855	14,942	16,986	18,847	17,282
Other income and expense, net	(4,735)	(100)	(819)	(3,627)	(2,319)
Core NOI	220,901	216,371	210,838	204,970	197,427
Less: Non-Same-Home Core NOI	26,377	24,489	23,039	19,524	12,886
Same-Home Core NOI	$194,524	$191,882	$187,799	$185,446	$184,541

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$220,901	$216,371	$210,838	$204,970	$197,427
Less: Encumbered Core NOI	64,077	63,798	62,906	61,524	61,446
Unencumbered Core NOI	$156,824	$152,573	$147,932	$143,446	$135,981

24

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.

Net Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Total Debt	$4,444,863	$4,581,628	$4,457,326	$4,462,933	$3,978,305
Less: cash and cash equivalents	(255,559)	(69,155)	(97,244)	(70,375)	(56,626)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(42,365)	(39,854)	(49,932)	(41,469)	(42,626)
Net debt	$4,121,273	$4,446,953	$4,284,484	$4,325,423	$3,853,387
Preferred shares at liquidation value	230,000	230,000	230,000	230,000	385,000
Net debt and preferred shares	$4,351,273	$4,676,953	$4,514,484	$4,555,423	$4,238,387

Adjusted EBITDAre - TTM	$809,987	$784,076	$760,912	$733,162	$703,217

Net Debt and Preferred Shares to Adjusted EBITDAre	5.4 x	6.0 x	5.9 x	6.2 x	6.0 x

Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Mar 31, 2023
Interest expense per income statement	$143,186
Less: amortization of discounts, loan costs and cash flow hedges	(12,263)
Add: capitalized interest	52,279
Cash interest	183,202
Dividends on preferred shares	14,804
Fixed charges	$198,006

Adjusted EBITDAre - TTM	$809,987

Fixed Charge Coverage	4.1 x

Unencumbered Core NOI Percentage

	For the Three Months Ended				For the Trailing Twelve Months Ended Mar 31, 2023
(Amounts in thousands)	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023
Unencumbered Core NOI	$143,446	$147,932	$152,573	$156,824	$600,775
Core NOI	204,970	210,838	216,371	220,901	853,080
Unencumbered Core NOI Percentage					70.4%

25

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Adjusted EBITDAre Margin / Fully Adjusted EBITDAre Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for gains and losses from sales or impairments of single-family properties and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio, and (4) gain or loss on early extinguishment of debt. Fully Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) Recurring Capital Expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. Fully Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

26

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre, Adjusted EBITDAre Margin and Fully Adjusted EBITDAre Margin for the three months ended March 31, 2023 and 2022 (amounts in thousands):

	For the Three Months Ended Mar 31,
	2023	2022
Net income	$137,699	$70,014
Interest expense	35,882	27,567
Depreciation and amortization	112,717	99,954
EBITDA	$286,298	$197,535

Gain on sale and impairment of single-family properties and other, net	(84,659)	(22,044)
Adjustments for unconsolidated joint ventures	510	(371)
EBITDAre	$202,149	$175,120

Noncash share-based compensation - general and administrative	3,743	4,030
Noncash share-based compensation - property management	1,066	999
Acquisition, other transaction costs and other	5,076	5,974
Adjusted EBITDAre	$212,034	$186,123

Recurring Capital Expenditures	(14,193)	(11,178)
Leasing costs	(808)	(535)
Fully Adjusted EBITDAre	$197,033	$174,410

Rents and other single-family property revenues	$397,703	$356,105
Less: tenant charge-backs	(55,395)	(52,272)
Adjustments for unconsolidated joint ventures - income	3,295	2,799
Rents and other single-family property revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$345,603	$306,632

Adjusted EBITDAre Margin	61.4%	60.7%

Fully Adjusted EBITDAre Margin	57.0%	56.9%

27

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Net income	$377,710	$310,025	$267,557	$254,393	$231,652
Interest expense	143,186	134,871	126,885	121,728	114,455
Depreciation and amortization	439,294	426,531	410,854	396,029	382,731
EBITDA	$960,190	$871,427	$805,296	$772,150	$728,838

Gain on sale and impairment of single-family properties and other, net	(199,074)	(136,459)	(92,347)	(77,722)	(55,671)
Adjustments for unconsolidated joint ventures	1,225	344	197	472	1,120
EBITDAre	$762,341	$735,312	$713,146	$694,900	$674,287

Noncash share-based compensation - general and administrative	15,031	15,318	14,991	13,158	9,049
Noncash share-based compensation - property management	3,928	3,861	3,872	3,537	3,004
Acquisition, other transaction costs and other	22,554	23,452	22,770	21,567	16,877
Hurricane-related charges, net	6,133	6,133	6,133	—	—
Adjusted EBITDAre	$809,987	$784,076	$760,912	$733,162	$703,217

Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional broker and trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (4) gain or loss on early extinguishment of debt and (5) the allocation of income to our perpetual preferred shares in connection with their redemption.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

28

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income attributable to common shareholders, determined in accordance with GAAP.

The following are reconciliations of property management expenses and general administrative expense, as determined in accordance with GAAP, to property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, and general and administrative expense, excluding noncash share-based compensation expense, as included in Core FFO attributable to common share and unit holders (amounts in thousands):

	For the Three Months Ended Mar 31,
	2023	2022
Property management expenses	$30,800	$26,034
Less: tenant charge-backs	(1,740)	(1,355)
Less: noncash share-based compensation - property management	(1,066)	(999)
Property management expenses, net	$27,994	$23,680

General and administrative expense	$17,855	$17,282
Less: noncash share-based compensation - general and administrative	(3,743)	(4,030)
General and administrative expense, net	$14,112	$13,252

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

29

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

Retained Cash Flow
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.

Refer to Funds from Operations for a reconciliation of Adjusted FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Adjusted FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands):

For the Three Months Ended Mar 31, 2023
Adjusted FFO attributable to common share and unit holders	$153,488
Common distributions	(91,280)
Retained Cash Flow	$62,208

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has experienced a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes and borrowings outstanding under our revolving credit facility as of period end, and excludes unamortized discounts and unamortized deferred financing costs.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

30

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018 for the 2028 Unsecured Senior Notes, the Second Supplemental Indenture dated as of January 23, 2019 for the 2029 Unsecured Senior Notes, the Third Supplemental Indenture dated as of July 8, 2021 for the 2031 Unsecured Senior Notes, the Fourth Supplemental Indenture dated as of July 8, 2021 for the 2051 Unsecured Senior Notes, the Fifth Supplemental Indenture dated as of April 7, 2022 for the 2032 Unsecured Senior Notes, and the Sixth Supplemental Indenture dated as of April 7, 2022 for the 2052 Unsecured Senior Notes, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Credit Agreement dated as of August 17, 2016, as amended by Amendment No. 1 to Credit Agreement dated as of June 30, 2017 and Amendment No. 2 to Credit Agreement dated as of April 15, 2021, which have been filed as exhibits to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in the Company’s subsequent filings with the SEC.

31

Executive Management

David P. Singelyn	Christopher C. Lau
Chief Executive Officer	Chief Financial Officer

Bryan Smith	Sara H. Vogt-Lowell
Chief Operating Officer	Chief Legal Officer

AMH Diversified Portfolio

Corporate Information	Investor Relations
280 Pilot Road	(855) 794-2447
Las Vegas, NV 89119	investors@amh.com
Media Relations
23975 Park Sorrento, Suite 300
Calabasas, CA 91302	(855) 774-4663
media@amh.com
(702) 847-7800
www.amh.com